Exhibit 99.2

Gorman-Rupp Announces Agreement to Acquire Fill-Rite,

Market-Leading Manufacturer of Pumps and Meters

•	Brings together two companies with shared values focused on providing high quality pumping solutions, developing deep and lasting customer relationships, and promoting positive employee cultures

•	Acquisition strategically expands Gorman-Rupp’s position in agriculture, construction and recreation markets

•	Transaction is expected to be cash EPS accretive, adding double digit percentage accretion in 2023

•	Strong combined free cash flow to support accelerated deleveraging

MANSFIELD, Ohio—April 27, 2022 — The Gorman-Rupp Company (NYSE: GRC) (the “Company”), a leading designer, manufacturer, and international marketer of pumps and pump systems, today announced that it has entered into a definitive agreement to acquire the assets of Fill-Rite and Sotera (“Fill-Rite”), a division of the Tuthill Corporation, for $525 million. When adjusted for approximately $80 million in expected tax benefits, the net transaction value is approximately $445 million. Gorman-Rupp expects to fund the transaction with cash on-hand and new debt. Subject to customary closing conditions and necessary regulatory approvals, the transaction is expected to close in the second quarter of 2022.

With facilities in Fort Wayne, Indiana and Lenexa, Kansas, the Fill-Rite and Sotera brands carry strong legacies associated with superior products, and hold leadership positions in attractive niche pump markets. Fill-Rite provides rugged, high performance liquid transfer pumps as well as a comprehensive line of mechanical and digital meters, precision weights and measures certified meters, hand pumps, hoses, nozzles and accessories. For the 12 months ended March 31, 2022, Fill-Rite generated revenue of approximately $140 million and adjusted EBITDA of approximately $34.5 million, representing an adjusted EBITDA margin of 25%.

“We are extremely excited to welcome Fill-Rite’s impressive portfolio of mission-critical pumps and its outstanding team of employees to the Gorman-Rupp family,” said Scott King, President and Chief Executive Officer of Gorman-Rupp. “Altogether, with our combined capabilities, we expect our revenues to reach over $500 million annually—a significant milestone. In addition to the natural product adjacencies between Gorman-Rupp and Fill-Rite, we truly believe that the two companies are culturally aligned. We look forward to working with the Fill-Rite team to continue to drive shareholder value and to execute on our strategic business plan.”

“I first learned about Gorman-Rupp when I was in high school,” said Jay Tuthill, Chairman of Tuthill Corporation. “That was the Summer of 1969 and I was being given a crash course on ‘Who’s Who in the Pump Business’. Now, more than half a century later, I am thrilled to see Tuthill’s Fill-Rite business moving into the Gorman-Rupp orbit. From my first conversation with Jeff Gorman, it was clear we had a lot in common and that will make it easy for the Fill-Rite folks to quickly find their place within the world of Gorman-Rupp.”

“We are pleased to have found a partner that represents an excellent strategic fit for both companies, bringing together two pioneering flow control businesses with over 150 years of combined experience operating as market-leaders,” commented Jeff Gorman, Executive Chairman of Gorman-Rupp’s Board of Directors. “This exceptional opportunity fits well into Gorman-Rupp’s overall strategic plan to find well-suited opportunities for expansion and innovation.”

Expected Strategic and Financial Benefits: Gorman-Rupp believes that the addition of Fill-Rite will benefit Gorman-Rupp and its shareholders in several important ways, as follows:

•	Extends product portfolio: Fill-Rite is a leading provider of mission-critical fuel and chemical transfer solutions

•

Expands applications and end markets served: Strategically expands Gorman-Rupp’s position in the agriculture, construction and recreation markets; accelerating growth as these markets continue to benefit from secular trends

•	Market leading brands: Fill-Rite and Sotera both hold niche leadership positions with the #1 or top 3 position across key product lines

•	Experienced management team: Fill-Rite’s management team, which has driven significant organic growth, will continue to lead Fill-Rite as a new division of Gorman-Rupp

•	U.S. based production and supply chain: Fill-Rite’s supply chain is 95% U.S. based, mitigating risk of disruptions and dislocations

•	Revenue Synergies: Opportunity to leverage commercial channels to drive revenue synergies

•

Attractive financial benefits: The transaction is expected to be accretive to Gorman-Rupp’s organic growth, gross margins and EBITDA margins, and is expected to be cash EPS accretive with double digit percentage accretion anticipated in 2023

•	Strong Free Cash Flow: Accelerated deleveraging anticipated from expected strong free cash flows of the combined businesses. Leverage target of less than 3.5x anticipated by the end of 2024

•	Aligns with articulated acquisition strategy: Fill-Rite aligns with Gorman-Rupp’s disciplined acquisition criteria focused on pumps and pumping solutions

The transaction is not expected to impact Gorman-Rupp’s dividend policy, including maintaining its historic record of annual dividend increases.

Investor Conference Call

Gorman-Rupp Executive Chairman, Jeff Gorman, President and CEO, Scott King, and Chief Financial Officer, Jim Kerr, will discuss the acquisition on a conference call with investors on Wednesday April 27, 2022 at 11:00 a.m. Eastern. A live audio webcast of the call, along with the related presentation, can be accessed from the Investor Information page of the Company’s website at www.gormanrupp.com shortly before the call begins or by dialing toll free 1-877-704-4453 (international callers dial 1-201-389-0920) and provide conference ID #13729566. A replay of the conference call will be made accessible once it becomes available and will remain accessible through Wednesday May 11, 2022 by dialing 1-844-512-2921 (international caller dial 1-412-317-6671) and using Pin number 13729566. The webcast presentation will be archived at the Company’s website following the conclusion of the event.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to Gorman-Rupp and is providing committed financing. Squire Patton Boggs LLP is providing legal counsel.

Citi is serving as exclusive financial advisor to Tuthill Corporation and ArentFox Schiff LLP is providing legal counsel.

About The Gorman-Rupp Company

Founded in 1933, The Gorman-Rupp Company is a leading designer, manufacturer and international marketer of pumps and pump systems for use in diverse water, wastewater, construction, dewatering, industrial, petroleum, original equipment, agriculture, fire protection, heating, ventilating and air conditioning (HVAC), military and other liquid-handling applications.

Forward-Looking Statements

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, The Gorman-Rupp Company provides the following cautionary statement: This news release contains various forward-looking statements based on assumptions concerning The Gorman-Rupp Company’s operations, future results and prospects. These forward-looking statements are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results or events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. These include statements regarding estimates of future earnings and cash flows and expectations as to the closing of the transaction. Other uncertainties include, but are not limited to, general economic conditions, supply chain conditions and any related impact on costs and availability of materials, the ability to obtain regulatory approval without unexpected delays or conditions, integration of the acquired business in a timely and cost effective manner, retention of supplier and customer relationships and key employees, and the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated.    Other risks and uncertainties that may materially affect Gorman-Rupp are described from time to time in its reports filed with the Securities and Exchange Commission, including Forms 10-K, 10-Q, and 8-K. Except to the extent required by law, Gorman-Rupp does not undertake and specifically declines any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.

Brigette A. Burnell

Corporate Secretary

The Gorman-Rupp Company

Telephone (419) 755-1246

NYSE: GRC

For additional information, contact James C. Kerr, Chief Financial Officer, Telephone (419) 755-1548.